Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:

Brinlea Johnson	Anne Marshall
212-551-1453	425-372-3464
brinlea@blueshirtgroup.com	amarshall@drugstore.com

drugstore.com Reports Over 27% Revenue Growth in the Second Quarter of 2010

- Company Delivers 35% OTC Year-Over-Year Revenue Growth and Solid Gross Margins of 30.4%

- drugstore.com and Medco Announce Extension of Their Strategic Partnership through 2018

BELLEVUE, Wash., August 3, 2010 — drugstore.com, inc. (Nasdaq:DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the second quarter ended July 4, 2010.

In the second quarter of 2010, drugstore.com’s quarterly net sales increased over 27% to $113.1 million[1], driven by solid over-the-counter (OTC) sales. During the quarter, the Company incurred combined transaction and integration expenses totaling approximately $450,000 associated with its completed acquisition of Salu, Inc. and third quarter 2010 sale of mail-order pharmacy assets to Bioscrip Pharmacy Services, Inc. Including these expenses, the Company reported a net loss of $2.7 million and adjusted EBITDA of $4.6 million, as the gain on sale of approximately $5.0 million related to the sale of its mail order pharmacy business, which closed on July 30, 2010, will now be recognized in the third quarter of 2010. This compares to net income of $1.0 million and adjusted EBITDA of $5.5 million reported in the same period of the prior year which included approximately $3.0 million contribution from the Company’s discontinued local pick-up pharmacy business. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense.

“In a softer consumer spending environment, we were pleased to deliver 27% year-over-year revenue growth and strong gross margins of 30.4%,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. “Revenue growth was driven by OTC sales up 35%, including solid contributions from our recent acquisition, Salu, which added over $11.5 million. During the quarter, we generated new customer growth of 34%, offering further evidence that we are a clear leader in one of the least penetrated markets in ecommerce.”

“Today, we announced an amended agreement with Medco Health Solutions that extends our partnership through 2018. Our relationship with Medco has proven to be highly strategic and incremental to the strength of our core business, and we believe this agreement positions both companies for long term success. Our belief in the power of the Medco relationship has not changed, however given the slower than anticipated ramp in partnership revenue in the first half of the year, we now expect overall partnership revenue in the range of $16 to $20 million for 2010,” concluded Ms. Lepore

[1]

In connection with the Company’s previous announcement regarding its agreement to sell the assets of its mail order pharmacy business, the results of operations, including net sales of $7.1 million and $11.5 million for the second quarter of 2010 and 2009, respectively, of this segment are now presented as discontinued operations in the consolidated financial statements.

Outlook for Third Quarter of 2010

For the third quarter of 2010, the Company is targeting net sales in the range of $107.0 million to $111.0 million, net income in the range of $2.0 million to $3.25 million, and adjusted EBITDA in the range of $8.0 million to $9.0 million. The outlook for the third quarter of 2010 includes an estimated $5.0 million gain related to the sale of our mail-order pharmacy segment, which closed on July 30, 2010.

For fiscal 2010, which compares a 52-week year to a 53-week year, the Company expects OTC revenue growth between 24% and 28%, inclusive of $16 to $20 million from partnerships, and vision revenue growth in the low single digits.

Financial and Operational Highlights for the Second Quarter of 2010

(All comparisons are made to the second quarter of 2009 and reflect the reporting of the local pick-up and mail-order pharmacy businesses as discontinued operations.)

Key Financial Highlights:

•	Gross margins increased 20 basis points to 30.4%.

•	Total contribution margin dollars increased by approximately 29% to $25.5 million.

•	Total orders grew by 26% to 1.8 million and contribution margin dollars per order was $14.

•	Cash provided by operations during the quarter was $4.1 million, a $1.5 million improvement from the prior year period.

•	Cash, cash equivalents, and marketable securities were $30.6 million at quarter end.

Net Sales Summary:

•	Total net sales increased 27% to $113.1 million.

•	OTC net sales grew 34.5% to $95.9 million, including Beauty.com growth of 13% and total beauty growth, including Salu, Inc., of 60%.

•	Vision net sales were $17.3 million.

•	Average net sales per order were $64. Average net sales per order for OTC increased 3% year-over-year to $59 and for Vision increased 3% to $120.

•	Net sales from repeat customers represented 75% of net sales.

Key Customer Milestones:

•	We served approximately 535,000 new customers, inclusive of our strategic partnerships, during the quarter, up 34% over the same period in the prior year.

•	Marketing and sales expense per new customer decreased slightly to approximately $22.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on August 3, 2010 at 4:30 p.m. ET (1:30 p.m. PT). To participate, callers should dial 1-888-549-7735 (international callers should dial1-480-629-9858) five minutes beforehand. Investors may also listen to the conference call live and view the financial slides at http://investor.drugstore.com/, by clicking on the “audio” hyperlink. A replay of the call will be available through Tuesday, August 10, 2010 by dialing 800-406-7325 and enter passcode 4331421# and international parties should call 303-590-3030 and enter passcode 4331421# beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the Company’s financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

The Company also uses the non-GAAP measure of ongoing adjusted EBITDA, defined as adjusted EBITDA excluding the impact of expenses or income from certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation financial schedules included in this financial release.

In addition, the Company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

The Company also uses the non-GAAP measure of core OTC, defined as sales generated through our OTC segment less sales generated through our partnerships with Medco Health Solutions, Inc. and Rite Aid Corporation. This non-GAAP measure is provided to enhance the user’s overall understanding of the

Company’s financial performance in the OTC segment, excluding the partnerships. Management believes that this reporting metric provides useful information to the Company and to investors by providing the Company’s core operating results in the OTC segment without the impact of the partnerships. By excluding partnership sales from OTC sales data, the Company can more effectively assess the buying behavior of, and the Company’s financial performance with respect to, its own core OTC customers. However, this non-GAAP measure should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the Company’s overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the Company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude partnership sales.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, clinical skincare, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, SkinStore.com™, and VisionDirect.com™. All provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 55,000 non-prescription products at competitive prices.

The drugstore.com pharmacy service is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and complies with federal and state laws and regulations in the United States.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “will,” “expect,” “target,” “believe,” “may,” “continue,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: the risk that the Salu transaction disrupts current plans and operations; the risk that anticipated synergies and opportunities as a result of the Salu transaction will not be realized; difficulty or unanticipated expenses in connection with integrating Salu into drugstore.com; the risk that the acquired business does not perform as planned; effects of changes in the economy; changes in consumer spending and consumer trends; fluctuations in the stock market; changes affecting the Internet, online retailing, and advertising; difficulties establishing our brand and building a critical mass of customers; the unpredictability of future revenues, expenses, and potential fluctuations in revenues and operating results; risks related to business combinations and strategic alliances; possible tax liabilities relating to the collection of sales tax; the level of competition; seasonality; the timing and success of expansion efforts; changes in senior management; risks related to systems interruptions; possible changes in governmental regulation; possible increases in the price of fuel used in the transportation of packages, or other energy products; and the Company’s ability to manage multiple growing businesses. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the Company’s periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Net sales	$113,147	$88,880	$224,080	$178,408

Costs and expenses: (1) (2)
Cost of sales	78,705	62,040	156,458	125,566
Fulfillment and order processing	12,559	9,915	24,534	19,993
Marketing and sales	12,088	9,002	22,995	18,212
Technology and content	6,978	6,066	13,586	11,987
General and administrative	5,500	4,187	12,195	7,534
Amortization of intangible assets	128	214	176	421

Total costs and expenses	115,958	91,424	229,944	183,713

Operating loss	(2,811)	(2,544)	(5,864)	(5,305)

Interest income (expense), net	(137)	14	(200)	57

Loss from continuing operations	(2,948)	(2,530)	(6,064)	(5,248)
Gain from discontinued operations:
Local pick-up pharmacy segment	—	2,961	—	5,946
Mail order pharmacy segment	274	595	774	1,182

	274	3,556	774	7,128

Net income (loss)	$(2,674)	$1,026	$(5,290)	$1,880

Basic and diluted net income (loss) per share	$(0.03)	$0.01	$(0.05)	$0.02

Weighted average shares used in computation of:
Basic net income (loss) per share	104,992,447	99,727,521	103,849,844	98,541,567

Diluted net income (loss) per share	104,992,447	99,727,521	103,849,844	98,541,567

(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$439	$95	$537	$214
Marketing and sales	867	306	1,186	656
Technology and content	509	219	714	464
General and administrative	1,831	448	3,036	755

	$3,646	$1,068	$5,473	$2,089

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$629	$745	$1,263	$1,491
Marketing and sales	1	1	2	2
Technology and content	2,588	2,337	5,040	4,560
General and administrative	126	111	243	223

	$3,344	$3,194	$6,548	$6,276

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Six Months Ended
(In thousands, unless otherwise indicated)	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Net sales	$113,147	$88,880	$224,080	$178,408

Cost of sales	78,705	62,040	156,458	125,566

Gross profit	$34,442	$26,840	$67,622	$52,842

Gross margin	30.4%	30.2%	30.2%	29.6%

SUPPLEMENTAL INFORMATION: Segment Information (see Note 3 below):

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Net sales:
Over-the-Counter (OTC)	$95,893	$71,299	$188,885	$143,386
Vision	17,254	17,581	35,195	35,022

	$113,147	$88,880	$224,080	$178,408
Cost of sales:
OTC	$65,683	$48,687	$129,323	$98,614
Vision	13,022	13,353	27,135	26,952

	$78,705	$62,040	$156,458	$125,566
Gross profit:
OTC	$30,210	$22,612	59,562	44,772
Vision	4,232	4,228	8,060	8,070

	$34,442	$26,840	$67,622	$52,842

Gross margin:
OTC	31.5%	31.7%	31.5%	31.2%
Vision	24.5%	24.0%	22.9%	23.0%

	30.4%	30.2%	30.2%	29.6%

Variable order costs (3):
OTC	$8,115	$6,248	$16,095	$12,616
Vision	795	787	1,616	1,563

	$8,910	$7,035	17,711	14,179
Contribution margin:
OTC	$22,095	$16,364	$43,467	$32,156
Vision	3,437	3,441	6,444	6,507

	$25,532	$19,805	$49,911	$38,663

NOTE 3: We define variable order costs as the incremental (variable) costs of fulfilling, processing, and delivering the order (labor, packaging supplies, credit card fees, and royalty costs that are variable based on sales volume). In the second quarter of 2010, our chief operating decision makers modified our definition of variable order costs to exclude partnership-related royalty costs, which are considered marketing costs, in order to assess the performance of our OTC segment contribution margin excluding these costs. Partnership-related royalty costs of $660,000, as previously reported in the first quarter of 2010, were excluded from the six-month period ended July 4, 2010, and partnership-related royalty costs of $124,000 and $204,000 were excluded from the three-and-six month periods ended June 28, 2009, respectively.

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, gross margin, variable order costs, and contribution margin to Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin (See Note 4 below):

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
	(In thousands)
Over-the-Counter (OTC):
Net sales	$95,893	$71,299	$188,885	$143,386
Less: Partnerships	5,257	941	9,825	1,489

Core OTC net sales	$90,636	$70,358	$179,060	$141,897

Cost of sales	$65,683	$48,687	$129,323	$98,614
Less: Partnerships	3,977	635	7,312	1,005

Core OTC cost of sales	$61,706	$48,052	$122,011	$97,609

Gross profit	$30,210	$22,612	59,562	44,772
Less: Partnerships	1,280	306	2,513	484

Core OTC gross profit	$28,930	$22,306	$57,049	$44,288

Gross margin	31.5%	31.7%	31.5%	31.2%
Partnerships	24.3%	32.5%	25.6%	32.5%

Core OTC gross margin	31.9%	31.7%	31.9%	31.2%

Variable order costs	$8,115	$6,248	16,095	12,616
Less: Partnerships	553	95	965	150

Core OTC variable order costs	$7,562	$6,153	$15,130	$12,466

Contribution margin:	$22,095	$16,364	43,467	32,156
Less: Partnerships	727	211	1,548	334

Core OTC contribution margin	$21,368	$16,153	$41,919	$31,822

NOTE 4: Supplemental information related to the Company’s Core OTC net sales, cost of sales, gross profit, and gross margin for the three and six months ended July 4, 2010 and June 28, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. As disclosed in Note 3, we changed our definition of variable order costs to exclude royalty costs. Accordingly, all previously reported royalties have been excluded from variable costs in the three-and-six month periods ended July 4, 2010 and June 28, 2009.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Note 5 below):

	Three Months Ended		Six Months Ended
(In thousands, unless otherwise indicated)	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Net income (loss)	$(2,674)	$1,026	$(5,290)	$1,880
Amortization of intangible assets	128	214	176	421
Stock-based compensation	3,646	1,068	5,473	2,089
Depreciation	3,344	3,194	6,548	6,276
Interest (income) expense, net	137	(14)	200	(57)

Adjusted EBITDA	$4,581	$5,488	$7,107	$10,609

NOTE 5: Supplemental information related to the Company’s adjusted EBITDA for the three and six months ended July 4, 2010 and June 28, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Adjusted EBITDA to Ongoing Adjusted EBITDA (See Note 6 below):

	Three Months Ended		Six Months Ended
(In thousands, unless otherwise indicated)	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Adjusted EBITDA	$4,581	$5,488	$7,107	$10,609
Less: Proceeds from sale of LPU	—	(2,961)	—	(5,946)
Less: Discontinued Rx mail operations	(274)	(595)	(774)	(1,182)
Less: Litigation related settlements	—	—		(725)
Add: IVD migration one-time charges	—	—	650	—
Add: Salu and Luxottica transaction and integration related costs	309	—	2,095	—

Ongoing Adjusted EBITDA	$4,616	$1,932	$9,078	$2,756

NOTE 6: Supplemental information related to the Company's ongoing adjusted EBITDA for the three and six months ended July 4, 2010 and June 28, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Ongoing adjusted EBITDA is defined as adjusted EBITDA excluding the impact of expenses or income from certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other specifically identified one-time charges and credits.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q3 2010 Net Income, Adjusted EBITDA, and Ongoing Adjusted EBITDA Range (See Note 7 below):

Range Calculated As:

	Three Months Ended October 3, 2010
(In thousands, unless otherwise indicated)	Range High	Range Low
Net income	$3,250	$2,000
Amortization of intangible assets	125	125
Stock-based compensation	2,100	2,300
Depreciation	3,400	3,450
Interest expense, net	125	125

Adjusted EBITDA	$9,000	$8,000

Less: Discontinued Rx mail operations	(5,000)	(5,000)
Add: Salu and Luxottica transaction and integration related costs	150	150

Ongoing Adjusted EBITDA	$4,150	$3,150

NOTE 7: Supplemental information related to the Company’s forecasted net income and adjusted EBITDA for the three months ended October 3, 2010 includes the estimated gain on sale of our mail-order pharmacy segment in connection with the Company’s previously announced sale to Bioscrip, Inc. which closed in July 2010.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:

	Three Months Ended		Trailing Twelve Months Ended
(In thousands, unless otherwise indicated)	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
Net cash provided by operating activities	$4,130	$2,640	$10,105	$6,333
Add: Proceeds from sale of discontinued operations	—	2,973	—	9,910
Less: Purchases of fixed assets	(3,812)	(1,961)	(10,781)	(8,774)

Free Cash Flow	$318	$3,652	$(676)	$7,469

drugstore.com, inc.

Consolidated Balance Sheets

(in thousands, except share data)

	July 4, 2010	January 3, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$20,716	$22,175
Marketable securities	9,842	14,678
Accounts receivable, net of allowances	12,642	13,275
Inventories	40,340	39,300
Other current assets	3,577	2,406
Assets of discontinued operations	2,805	2,832

Total current assets	89,922	94,666

Fixed assets, net	23,305	24,104
Other intangible assets, net	14,528	3,398
Goodwill	57,374	32,202
Other long-term assets	159	159

Total assets	$185,288	$154,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,244	$34,408
Accrued compensation	4,319	5,707
Accrued marketing expenses	2,891	5,247
Other current liabilities	1,854	1,542
Current portion of long-term debt	13,072	195
Liabilities of discontinued operations	4,676	4,581

Total current liabilities	64,056	51,680

Long-term debt, less current portion	5	3,011
Deferred income taxes	4,017	959
Other long-term liabilities	1,275	1,213

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued shares - 106,120,804 and 100,362,285
Outstanding shares - 106,015,248 and 100,256,729 as of July 4, 2010 and January 3, 2010, respectively	892,842	869,146
Treasury stock - 105,556 shares as of July 4, 2010 and January 3, 2010	(151)	(151)
Accumulated other comprehensive loss	(235)	(98)
Accumulated deficit	(776,521)	(771,231)

Total stockholders’ equity	115,935	97,666

Total liabilities and stockholders’ equity	$185,288	$154,529

drugstore.com, inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009
	(unaudited)
Operating activities:
Net income (loss)	$(2,674)	$1,026	$(5,290)	$1,880
Less gain from discontinued operations	274	3,556	774	7,128

Loss from continuing operations	$(2,948)	$(2,530)	$(6,064)	$(5,248)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,344	3,194	6,548	6,276
Amortization of intangible assets	128	214	176	421
Stock-based compensation	3,646	1,068	5,473	2,089
Other, net	(17)	(4)	(10)	(52)
Changes in, net of acquisitions:
Accounts receivable	(1,002)	(617)	1,485	(1,066)
Inventories	(20)	1,314	3,480	2,261
Other assets	192	(186)	(840)	(947)
Accounts payable, accrued expenses and other liabilities	155	(2,629)	(4,827)	(6,284)

Net cash provided by (used in) continuing operations	3,478	(176)	5,421	(2,550)
Net cash provided by discontinued operations	652	2,816	1,704	3,370

Net cash provided by operating activities	4,130	2,640	7,125	820
Investing activities:
Purchases of marketable securities	(6,831)	(9,453)	(9,087)	(11,153)
Sales and maturities of marketable securities	9,501	4,750	13,886	8,649
Proceeds from the sale of discontinued operations	—	2,973	—	5,946
Purchases of fixed assets	(3,352)	(1,961)	(5,325)	(3,693)
Purchase of Salu, less cash acquired	92	—	(17,977)	—
Purchases of intangible assets	—	(11)	(29)	(145)

Net cash used in continuing investing activities	(590)	(3,702)	(18,532)	(396)
Net cash used in discontinued investing activities	(460)	—	(826)	—

Net cash used in investing activities	(1,050)	(3,702)	(19,358)	(396)
Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	581	46	903	94
Borrowings on line of credit	—	—	10,000	—
Principal payments on debt obligations	(46)	(776)	(129)	(1,531)
Purchases of treasury stock	—	(151)	—	(151)

Net cash provided by (used in) financing activities	535	(881)	10,774	(1,588)

Net increase (decrease) in cash and cash equivalents	3,615	(1,943)	(1,459)	(1,164)
Cash and cash equivalents, beginning of period	17,101	25,976	22,175	25,197

Cash and cash equivalents, end of period	$20,716	$24,033	$20,716	$24,033

Non-cash activities:
Common stock issued for purchase of Salu	$(91)	$—	$17,271	$—
Equipment acquired under capital leases	$—	$290	$—	$382